UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

------------------------------------:
IN RE:                              :        CHAPTER 11
                                    :
TECTONIC NETWORK, INC., and         :        CASE NO. 05-78966
TECTONIC SOLUTIONS, INC.,.,         :        CASE NO. 05-78955
                                    :
         Debtors.                   :        JUDGE MASSEY
                                    :        (Jointly Administered Under
                                    :        CASE NO. 05-78966)
                                    :
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        NOTICE OF (1) SALE OF DEBTORS' ASSETS, (2) AUCTION PROCEDURES FOR
          THE SUBMISSION OF HIGHER AND BETTER BIDS, (3) ASSUMPTION AND
      ASSIGNMENT OF LEASES AND CONTRACTS, AND (4) FINAL SALE HEARING TO BE
                              HELD OCTOBER 28, 2005

      On October 3, 2005, Debtors filed their Motion for Order (1) Authorizing Sale of Assets Free and Clear of Liens, Claims and Encumbrances Under Section 363 of the Bankruptcy Code; (2) Approving Terms for Submission of Competing Offers and Auction Procedures, (3) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Pursuant to Section 365 of the Bankruptcy Code, and (4) Authorizing Rejection of Certain Executory Contracts and Unexpired Leases (the "Sale Motion"). On October 12, 2005, Debtors filed an Amended Sale Motion (the "Motion").1 A complete copy of the Motion may be obtained by request to Debtor's counsel at the address below. The Motion is also available for review in the office of the Clerk, U.S. Bankruptcy Court during normal business hours or online at http://ecf.ganb.uscourts.gov (registered users) or at http://pacer.psc.uscourts.gov (unregistered users).

1.    Sale of Assets

      In the Motion, Debtors sought approval of a proposal to sell substantially all of the assets of these bankruptcy estates to Boston Equities Corporation or its designee ("Boston Equities" or "Buyer"), or to a higher bidder, free and clear of liens, claims and encumbrances. The Motion requests that the Court schedule a hearing (the "Sale Hearing") to approve the proposed sale to Buyer, or to the bidder submitting the best bid, and to approve the assumption and assignment to the purchaser of certain executory contracts and unexpired leases (the "Assumed Contracts").

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1     Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Motion.

      The Motion indicates that Buyer is anticipated to execute an Asset Purchase Agreement, (as amended, the "APA"), demonstrating Buyer's desire to purchase all or substantially all of the Debtor's assets (the "Assets"). A true and correct copy of the APA expected to be signed is attached to the Motion. The Motion requests that the Court approve the sale of the Assets, which include, but are not limited to: (1) all of the fixtures, furniture, equipment and tangible personal property (the "Personal Property") used in connection with the Debtors' information management services and software development business with product and service offerings targeted to the construction industry (the "Business"); (2) all of Seller's intangible personal property used in connection with the Business, including without limitation, all software, patents, patent applications, trademarks, copyrights, trade secrets, licenses, research, development, know-how inventions, technical information, tradenames, registrations, service marks, applications with respect to any of the foregoing, Seller's name, and other intangible rights and property owned or held by Seller;
(3) all supplies, goods, materials, work in process, raw materials, inventory, supplies and stock in trade owned by Seller that are used for sale in connection with the Business; (4) all liability insurance (including any premium refunds due and owing thereunder now or after the date hereof) and any insurance proceeds, claims and causes of action with respect to or arising in connection with the Assets to the extent insuring Seller with respect to the Assumed Liabilities (as defined below) assumed by Buyer; and (5) Seller's right title and interest in all utility deposits, deposits with trade creditors, security deposits and similar deposits with landlords or other contracting parties under the Assumed Contracts. The "Purchase Price" for the Assets is proposed to be $1,350,000 plus any and all amounts outstanding under the DIP Loan Agreement2 (the "Buyer's Initial Bid"). The Purchase Price is to be paid to the Debtors in cash by wire transfer at closing. The Motion requests that the proposed sale be made free and clear of all liens, claims, interests, and encumbrances pursuant to, inter alia, sections 105(a) and 363 of the Bankruptcy Code.

2.    Auction Procedures

      On October 6, 2005, Debtors filed their Emergency Motion for an Order shortening the notice period and expediting hearing on the Motion's request to approve terms for submission of competing offers and auction procedures. A hearing regarding the proposed Auction Procedures was held October 12, 2005. The Auction Procedures as set forth in the attached Exhibit "A" were approved by Order of the Court entered on October 12, 2005.

3.    Assumption and Assignment of Assumed Contracts

      In connection with the proposed Sale, Buyer proposes to assume certain executory contracts and unexpired leases (the "Assumed Contracts"). A list of the Assumed Contracts is attached as Exhibit B to the Motion and is incorporated herein by reference. Debtor reserves the right to amend such Exhibit, because the Buyer or the successful bidder, on or before the closing date for the proposed sale, may elect not to assume certain equipment leases. Debtor requests that those executory contracts or unexpired leases that are not specifically assumed be rejected without further order of the Court and that such rejection be deemed effective on the earlier of: (a) the date of the closing of the sale; or (b) the date that the Buyer or successful bidder notifies a particular lessor or party to an executory contract that the Buyer or successful bidder has elected not to assume the particular lease or executory contract.

      Debtors seek authority to assume and assign the Assumed Contracts in conjunction with the proposed sale of assets. Because assumption and assignment of the Assumed Contracts is an integral part of the sale, Debtor requests that this Court authorize and approve, pursuant to Section 365 of the Bankruptcy Code, their assumption by Debtors and assignment to Buyer or to the successful bidder at the Sale Hearing. The assumption and assignment of the Assumed Contracts shall be conditional upon the closing of the sale.
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2     The Debtors have filed a motion seeking approval of a proposed $1 million senior secured super-priority debtor-in-possession Loan and Security Agreement (the "DIP Loan Agreement") with Buyer.

      At least ten (10) days prior to the Sale Hearing, the Debtors shall mail a notice of the proposed assumption and assignment of the Assumed Contracts to known counterparties to leases and executory contracts setting forth the amount required to cure all defaults under the applicable contract according to the Debtors' books and records (the "Cure Amounts") and providing notice that Cure Amounts may be determined at the Sale Hearing. Such Cure Amounts shall be paid as part of the Purchase Price and out of the Sale Proceeds. Such notice shall attach Exhibit B to the Motion and shall clearly state that any and all agreements not listed therein are to be rejected.

4.    Final Sale Hearing

      The Order of October 12, 2005 further scheduled a hearing on the Motion before Judge James E. Massey, Courtroom 1404 of the U.S. Courthouse, 75 Spring Street, S.W., Atlanta, Georgia 30303 at 2:00 o'clock p.m. (Eastern Time) on the 28th day of October, 2005 (the "Sale Hearing"). At the Sale Hearing, the Court will consider granting all of the relief requested in the Motion, including the approval of the sale of substantially all of the assets of these estates free and clear of liens, claims, and encumbrances and approval of the assumption and assignment of certain unexpired leases and executory contracts pursuant to
Section 365 of the Bankruptcy Code (conditioned on the closing of the Sale), and the approval of the rejection of certain unexpired leases and executory contracts, all as set forth in more detail above and in the Motion.

      The Court's Order of October 12, 2005 further provided that any objections to the relief sought in the Motion relative to the sale of the Assets or assumption and assignment of the Assumed Contracts shall be (a) made in writing,
(b) filed with the Court, and (c) served on (i) counsel for the Debtors, Gregory
D. Ellis and William D. Matthews, Lamberth, Cifelli, Stokes and Stout, P.A., 3343 Peachtree Road, N.E., East Tower, Suite 550, Atlanta, Georgia 30326-1022;
(ii) the Office of the U.S. Trustee, Room 362, Richard Russell Building, 75 Spring Street, S.W., Atlanta, Georgia 30303; and (iii) Neil P. Olack, Esq., Duane Morris LLP, 1180 West Peachtree Street, Suite 700, Atlanta, Georgia 30309, on or before October 27, 2005. The failure of any objecting person or entity receiving notice to file objections thereto on a timely basis shall be a bar to the assertion of an objection to the Debtors' execution and performance of the Auction Procedures and sale of the Assets, if authorized, of such person or entity at the scheduled Sale Hearing or thereafter.

      Dated: October 12, 2005           LAMBERTH, CIFELLI, STOKES
                                           & STOUT, P.A.
                                        Attorneys for Debtor


                                        By: /s/ Gregory D. Ellis
                                             ---------------------------------
                                             Gregory D. Ellis
                                             gellis@lcsslaw.com
                                             Georgia. Bar No. 245310
                                             3343 Peachtree Road NE, Suite 550
                                             Atlanta, GA 30326-1022
                                             (404) 262-7373

                                   EXHIBIT "A"
                               AUCTION PROCEDURES

      Boston Equities Corporation or its designee ("Boston Equities" or "Buyer") proposes to purchase all or substantially all of Debtor's assets, including assumption of certain contracts (the "Assets") for 1,350,000 plus any and all amounts outstanding under the DIP Loan Agreement (the "Buyer's Initial Bid"). The general terms of the Buyer's Initial Bid are set forth in the Asset Purchase Agreement ("APA") attached to the Motion as Exhibit A. Any other interested party who desires to submit a bid must do so pursuant to the terms and conditions below:

      (a) Qualified Bidder. A "Qualified Bidder" shall be a person or entity who has delivered a written bid to the counsel for Debtors no later than 5:00 p.m. Eastern Time on October 26, 2005, which is two business days prior to the scheduled Sale Hearing (the "Bid Deadline"). For avoidance of doubt, Buyer shall be deemed to be a Qualified Bidder and the Buyer's Initial Bid shall be deemed to be an initial qualified bid. Counsel for Debtors will send a copy of any bids received to counsel for Laurus. Counsel for Debtors will provide counsel for landlords and equipment lessors, upon request, with the identity of the Qualified Bidders and their contact information.

      (b) Qualified Bid Requirements. Qualified competing bids from a Qualified
Bidder: (i) shall be for cash and shall be on substantially the same terms and subject to substantially the same conditions as those contained in the APA, excepting only as to the identity of the Buyer and the amount of the Purchase Price (as defined in the APA); (ii) shall have no contingencies as to closing other than entry of a final order approving the sale; (iii) shall be in an amount equal to or greater than the sum of the Buyer's Initial Bid, plus $150,000; (iv) shall provide that such offer is irrevocable until approval by the Bankruptcy Court of a sale of the Assets; and (v) shall be accompanied by:
(1) a copy of the APA, marked to reflect any proposed changes, (2) a certified or bank check, wire transfer or non-contingent irrevocable letter of credit payable to Lamberth, Cifelli, Stokes & Stout, P.A., as escrow agent, for not less than $150,000, such check representing a refundable earnest money deposit to be held in escrow and applied toward the Purchase Price if the bid is accepted by Debtors and the sale approved by the Bankruptcy Court ("Deposit");
(3) evidence reasonably satisfactory to Debtors, demonstrating the bidder's financial ability to close and to consummate an acquisition of the Assets, including, without limitation, evidence of the bidder's ability to provide adequate assurance of future performance under the Assumed Contracts pursuant to section 365 of the Bankruptcy Code; and (4) such other information as reasonably may be requested by Debtors (collectively, a "Qualified Bid").

      (c) Auction. Debtors will, if a Qualified Bidder submits a Qualified Bid, make such announcement at the Sale Hearing. In such event, Debtors will conduct an auction (the "Auction") at the Sale Hearing. The Assets will be auctioned as a single lot. Only Qualified Bidders who have previously submitted a Qualified Bid may participate in the Auction. Qualified Bidders must participate in person in the Auction at the Sale Hearing. Any Qualified Bidder making a bid at the Auction must provide evidence reasonably satisfactory to Debtors, demonstrating the bidder's financial ability to close and to consummate an acquisition of the Assets for the amount of the bid made at the Auction. Debtors will announce at the commencement of the Auction which Qualified Bid is the highest and best bid for the Assets. Qualified Bidders will have an opportunity to increase their bids at the Auction, and successive bids over the last highest and best bid at the Auction must be in increments of at least $50,000. In determining whether Buyer's last bid exceeds in amount the bid of any Qualified Bidder, there shall be deducted from the bid of such Qualified Bidder the amount of the Break-Up Fee (as defined and requested in Paragraph (h) below) to be paid from the proceeds of such Qualified Bidder's bid (to wit: $100,000). No non-cash consideration, such as assumption of liabilities, shall be included in determining the highest and best bid. If the amount of Buyer's last bid and the highest last bid of a Qualified Bidder result in equal value to the estate (after deducting from such Qualified Bidder's bid the amount of the Break-Up Fee to be paid therefrom to Buyer), then Buyer's last bid will be deemed to be the highest bid. The last highest bid made by each Qualified Bidder shall remain irrevocable until the earlier of (i) the date of the closing of the sale or (ii) twenty (20) days after the Sale Hearing. Except as provided in Paragraph (i) below, the Deposits of Qualified Bidders will be returned one (1) day after the closing of the sale. Debtors will consider a bid only if (a) it is not subject to obtaining financing or the outcome of unperformed due diligence, (b) it does not request or entitle the Qualified Bidder to a break-up fee, Break-Up Fee or similar payment, (c) it is received by the Bid Deadline, and (d) it is in compliance with the terms of the other bidding procedures approved by the Bankruptcy Court. Debtors request that credit bids not be permitted.

      (d) Approval of Bankruptcy Court. Debtors shall report the highest or best bid to the Bankruptcy Court at the Sale Hearing for approval by the Bankruptcy Court.

      (e) Closing. The closing of the sale to Buyer or the successful bidder, as the case may be, shall take place no later than two (2) business days after the Order approving the sale and granting the relief sought in this Motion (the "Sale Order") becomes a final, nonappealable order, unless otherwise agreed by Buyer or the successful bidder, as the case may be.

      (f) No Warranties. The sale conducted pursuant to these bid procedures will be final with payment due in full in cash upon closing via wire transfer. Debtors are providing no warranties expressed or implied, including, without limitation, warranties related to merchantability or fitness for a particular purpose. Accordingly, the successful bidder will accept the assets purchased in "as is, where is, with all faults" condition.

      (g) Cooperation with Equipment Lessors. Should the successful bidder elect not to assume any particular equipment contract, the successful bidder will cooperate with lessors or secured parties whose equipment leases are rejected to remove equipment from the Debtors' property if settlements cannot be reached with such parties. No reduction in purchase price shall be made in connection with the successful bidder's decision to reject any particular equipment lease.

      (h) Break-Up Fee. If the Assets are not sold to Buyer and Buyer has met its obligations to Debtors and is ready to close on Buyer's Initial Bid, then Debtors' Chapter 11 estate shall pay to Buyer Fifty Thousand Dollars ($50,000.00) ("Break-up Fee"), plus Buyer's aggregate actual and reasonable out-of-pocket expenses incurred in connection with this Agreement including without limitation Buyer's attorney's fees and costs incurred in connection with this Agreement and the DIP Loan Agreement (not to exceed an additional Fifty Thousand Dollars ($50,000.00) (the "Buyer's Expenses), subject to approval of the Bankruptcy Court, out of the proceeds of the higher and better bid. The cap for the Break-Up Fee plus Buyer's Expenses is $100,000.


                              Exhibit "A" Page -2-

      (i) Deposit as Liquidated Damages. By submitting Qualified Bids, all Qualified Bidders agree that Debtors may retain the applicable Deposit as liquidated damages in partial satisfaction of Debtors' damage claim if the bidder's bid is accepted by the Debtors and approved by order of the Bankruptcy Court but the closing of the sale does not occur on or before the first business day that occurs after the Sale Order becomes a final, nonappealable order, other than because of a default by the Debtors.

      (j) Due Diligence. Debtors shall afford each interested party who desires to submit a bid due diligence access to the Assets provided that such interested party has executed a confidentiality agreement satisfactory to the Debtors. Such access may include access to pertinent business records, on site inspections and such other matters which such bidder may request and as to which the Debtors, in their sole discretion, may agree. Due diligence shall not continue after the Bid Deadline. Debtors may, in their discretion, coordinate due diligence efforts such that multiple interested parties have simultaneous access to due diligence materials and/or simultaneous on-site inspections. Interested parties are advised to exercise their own discretion before relying on any information regarding the Assets provided by anyone other than the Debtors or their representatives.


                              Exhibit "A" Page -3-